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                                                                  EXHIBIT 11.01





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                                                                            FIRST AVIATION SERVICES INC.
                                                                  STATEMENTS RE COMPUTATION OF PER SHARE EARNINGS
                                                                                 (HISTORICAL BASIS)

                                                    Quarter ended       Quarter ended       Six months ended      Six months ended
                                                       7/31/97              7/31/96             7/31/97               7/31/96
                                                    -------------       -------------       ----------------      ----------------

NET INCOME PER COMMON SHARE:

Net Income before extraordinary item              $  1,558,000          $    780,000         $ 2,773,000           $  1,973,000

Extraordinary item; loss  on early
  extinguishment of debt                                                    (864,000)           (193,000)              (864,000)
Net Income                                           1,558,000               (84,000)          2,580,000              1,109,000

Preferred Stock Dividends                              (11,000)              (33,000)            (29,000)               (66,000)
                                                  -------------         -------------        ------------          ---------------
                                                  -------------         -------------        ------------          ---------------
Net Income applicable to Common Stock             $  1,547,000          $   (117,000)        $ 2,551,000           $  1,043,000
                                                  -------------         -------------        ------------          ---------------
                                                  -------------         -------------        ------------          ---------------
Weighted average common shares outstanding           8,915,000             3,556,665           8,021,944              3,556,665

Incremental shares due to warrants to purchase
   common stock                                              -             1,554,996             214,478              1,689,015

Incremental shares due to stock options                149,850                     -             149,850                      -

Incremental shares issuable pursuant to
  SAB Topic 4D                                               -               149,850                   -                149,850

Total Shares                                         9,064,850             5,261,511           8,386,272              5,395,530
                                                  -------------         -------------        ------------          ---------------
                                                  -------------         -------------        ------------          ---------------
Net income per common share before
extraordinary item                                $       0.17          $       0.14         $      0.33           $       0.35
                                                  -------------         -------------        ------------          ---------------
                                                  -------------         -------------        ------------          ---------------
Extraordinary item                                        -                    (0.16)              (0.02)                 (0.16)
                                                  -------------         -------------        ------------          ---------------
Net Income per common share                       $       0.17          $      (0.02)        $      0.31           $       0.19
                                                  -------------         -------------        ------------          ---------------
                                                  -------------         -------------        ------------          ---------------

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